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                                                                   EXHIBIT 10.12

                         EMPLOYEE STOCK OPTION AGREEMENT


         This Stock Option Agreement (the "Agreement") is made and entered into as of the 26th day of July, 1996, between Medical Device International, Inc. (the "Company") and F.A. Salama ("Employee").

                                   WITNESSETH

         Whereas, the Company employs the Employee as a key member of the Company's management; and

         Whereas, the Company desires to encourage the Employee to remain in the employ of the Company and for the Employee to have a personal interest in the continued success and progress of the Company; and

         Whereas, the Company desires to offer certain compensation to the Employee for satisfactory performance of his duties, including the stock options granted by this Agreement, in addition to other compensation that the Company may give to the Employee pursuant to a separate employment agreement; and

         Whereas, the Company granted Employee the right and option to purchase up to 7,500 shares of the Company's common stock on August 14, 1995, but a stock option agreement memorializing such option grant was never executed; and

         Whereas, the Company desires to grant additional stock options to Employee and to document the terms and conditions of all stock options granted heretobefore and on the date hereof to Employee;

         Now therefore, in consideration of the foregoing and the covenants contained herein, the Company and Employee agree as follows:

1.       GRANT OF OPTION.

         Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Employee the right to purchase up to twenty thousand (20,000) shares of the Company's common stock (the "Stock") at a price of $5.50 per share, subject to the adjustments as provided in Section 3 hereof. Together with options for 7,500 shares of Stock with an exercise price of $5.50 per share granted heretobefore to Employee by the Company, the Employee now has options for a total of 27,500 shares of common stock (the "Option"), the terms and conditions of which are set forth herein. It is understood and agreed that the option price is 110% of the per share fair market value of such shares on the date of each of the option grants covered by this Agreement in accordance with the Company's Incentive Stock Option Plan and the Employee's current ownership of more than 10% of the outstanding Stock. The Company intends


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that the Option shall be an Incentive Stock Option governed by the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The terms of the Company's Incentive Stock Option Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code.

2.       EXERCISE OF PURCHASE RIGHTS.

         (a) Vesting and Exercisability. The Option shall not be exercisable the first time by Employee except in accordance with subsection 422(d) of the Code. Except as provided in Section 2(b), Employee may exercise only the portion of the Option which has vested in accordance with the schedule hereafter set forth. Vesting of the Option shall occur as follows:

                  (i) The Option to purchase one thousand five hundred (1,500) shares shall vest on August 14, 1996, the first anniversary of the date of the grant of the initial option for 7,500 shares;

                  (ii) The Option to purchase one thousand five hundred (1,500) shares shall vest upon receipt by the Company of written approval from the Federal Food and Drug Administration ("FDA") granting the Company's application under section 510(k) of the FDA Act for authority to market the OPTICON device;

                  (iii) The Option to purchase one thousand five hundred (1,500) shares shall vest in 1997, 1998, and 1999 based on the Company achieving the minimum operating results established by the Administrator for the prior fiscal year during the first quarter of that fiscal year;

                  (iv) The Option to purchase six thousand six hundred sixty-seven (6,667) shares shall vest on July 26, 1997;

                  (v) The Option to purchase six thousand six hundred sixty-seven (6,667) shares shall vest on July 26, 1998; and

                  (vi) The Option to purchase six thousand six hundred sixty-six (6,666) shares shall vest on July 26, 1999; provided, however, that no Option shall vest unless the Employee is, on the date the Option is scheduled to vest, an employee of the Company.

         (b) Acceleration of Exercisability. Notwithstanding the provisions of
Section 2(a), Option shall vest completely and may be exercised in full upon (i) Employee's termination of employment with the Company due to the Employee's death, disability or termination by the Company of Employee's employment without cause (hereinafter referred to as a "Specified Termination") or (ii) a change of control of the Company that would result in an acceleration of stock options in accordance with the Incentive Stock Option Plan.

         (c) Method of Exercise. Any portion of the Option which has vested and is exercisable may be exercised, in whole or in part, by delivery by Employee to the Company of written notice of such exercise, accompanied by full payment of
(i) the purchase price with



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respect to that portion of the Option being exercise and (ii) any amounts required to be withheld pursuant to applicable income tax laws in connection with such exercise. Until the Company notifies Employee to the contrary, the form attached to this Agreement as EXHIBIT A shall be used to exercise the Option. Upon the exercise of the Option, the Company shall deliver to the Employee a certificate or certificates representing the number of shares of Stock being purchased by Employee, free and clear of encumbrances.

         The aggregate purchase price for the shares of Stock to be issued upon exercise of an Option shall be paid (i) in cash, (ii) by certified check, (iii) by delivery of duly endorsed certificated representing shares of Stock having a fair market value on the date of exercise aggregating at least the portion of the purchase price being paid by delivery of such shares, (iv) in a combination of cash and Stock, or (v) by such other lawful consideration as the administrator of the Plan may approve. To the extent necessary to avoid adverse financial accounting consequences to the Company associated with the use of Stock to pay the purchase price upon exercise of the Option and except as the Board of Directors of the Company (the "Board") may otherwise consent, no shares of Stock acquired under this Agreement or pursuant to any employee benefit plan or program of the Company may be used to pay any portion of the purchase price upon exercise of the Option unless those shares shall have been held for a period of not less than six months prior to the date of exercise. For purposes of this Agreement, the fair market value of a share of Stock shall be determined by the Board pursuant to a reasonable method adopted in good faith for such purpose.

         (d) Restriction Upon Shares of Stock Issued Upon Exercise. At the time of the issuance of any shares of Stock upon exercise of the Option, Employee will, upon the request of the Company, agree in writing that he is acquiring such shares for investment only and not with a view to resale, and that he will not sell, pledge or otherwise dispose of such shares so issued unless and until
(i) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), is not required by the Securities Act and the rules and regulations thereunder and any applicable state securities laws; or (ii) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided however, that the Company is not obligated to file any such registration or notification.

         Employee further agrees that the Company may place a legend embodying such restriction on the certificate(s) evidencing such shares.

         (e) Expiration of Option. To the extent that the Option has not been exercised, this Agreement shall terminate and be of no further force and effect, and the Option shall expire, on the earlier of (i) three months after termination of Employee's employment with the Company for any reason except a Specified Termination, (ii) thirty-six (36) months after termination of Employee's employment because of a Specified Termination or (iii) the fifth anniversary of the respective date of the grant of the options, which is August 14, 1995 for 7,500 shares and July 26, 1996 for 20,000 shares.



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3.       Adjustment UPON CHANGES IN CAPITALIZATION.

         The type and number of shares of Stock subject to the Option and the purchase price per share shall be adjusted as the Board reasonably deems appropriate to preserve the value of the Option in the event of a stock dividend, stock split or reverse stock split, recapitalization, merger, consolidation, reorganization, cash or property dividend (including without limitation a dividend payable in shares of stock of any subsidiary of Company), exchange of shares, repurchase of shares or any other change in corporate structure of or by Company that in any such event materially affects the outstanding shares of Stock.

4.       NO RIGHTS AS STOCKHOLDER.

         Employee shall have no rights as a stockholder with respect to any shares of Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to Employee pursuant to Section 2(c) of this Agreement. Except as provided in Section 3, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

5.       EMPLOYMENT.

         Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of Company to employ Employee for any period of time.

6.       NONTRANAFERABILITY.

         Employee's rights under this Agreement are not transferable by Employee other than by will or in accordance with the laws of descent and distribution, and are exercisable, during Employee's lifetime, only by Employee or, during his disability, by his legal representative, and, after Employee's death, by his estate, heirs or devisees and their successors and assigns.

7.       MISCELLANEOUS.

         (a) Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

         (b) Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated under this Agreement other than an employment agreement that may have been executed between the Company and the Employee. This Agreement supersedes all prior arrangements or understandings with respect to those transactions, written or oral. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement.



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         (c) Successors. The terms and conditions of this Agreement shall be binding and inure to the benefits of the parties to this Agreement and their respective heirs, personal representative and successors.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to agreements made and entirely to be performed within such jurisdiction except to the extent federal law may be applicable.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         (f) Disposal of Shares. If Employee shall dispose of any of the shares of Stock acquired upon exercise of the Option within two (2) years from the date the Option was granted or within one (1) year after the date of exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction, Employee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares.

         IN WITNESS WHEREOF, each of the parties to this Agreement has executed this Agreement as of the day and year first written above.

                                            MEDICAL DEVICE INTERNATIONAL,
                                            INC. ("Company")



                                            By /s/ Walter L. Sembrowich
                                               ---------------------------------
                                            Its Chairman
                                                --------------------------------

                                            /s/ F.A. Salama
                                            ------------------------------------
                                            F.A. Salama ("Employee")




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                                    EXHIBIT A

                                 OPTION EXERCISE

                   (To be signed only upon exercise of option)


         The undersigned, the holder of the foregoing stock option, hereby irrevocably elects to exercise the purchase right represented by such option for, and to purchase thereunder, __________ of the shares of Common Stock of Medical Device International, Inc., to which such warrant relates and herewith makes payment of $_________ therefor in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to __________________________ whose address is set forth below the signature of the undersigned.

Dated: _____________


                                   ________________________________
                                   [Signature]


                                   ________________________________

                                   ________________________________
                                   [Address]



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